UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

CT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-19179	56-1837282
(State or other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

1000 PROGRESS PLACE NE
P.O. BOX 227
CONCORD, NORTH CAROLINA	28026-0227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 722-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.02 Results of Operations and Financial Condition.

On May 3, 2005, CT Communications, Inc. (the “Company”) announced its first quarter 2005 results. The press release related to those results is furnished as Exhibit 99.1.

On May 4, 2005, the Company will hold an investor conference call and webcast to disclose financial results for the first quarter 2005. The Supplemental Information package for use during this conference call is attached as Exhibit 99.2. All information in the Supplemental Information package is presented as of March 31, 2005, and the Company does not assume any obligation to correct or update said information in the future.

This information, including the related Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K and the Exhibits attached hereto contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in such Exhibits and in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)

On April 28, 2005, David H. Armistead was designated by the Board of Directors of the Company as an “officer” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934 and an “executive officer” of the Company for purposes of Item 401(b) of Regulation S-K. Mr. Armistead (age 33) has served as the Company’s General Counsel and Corporate Secretary since January 5, 2004, and will continue to serve in that position. From September 1997 until January 2004, Mr. Armistead was an attorney in the Atlanta office of Troutman Sanders LLP, where he served as a partner from January 2003 until January 2004. Mr. Armistead is a graduate of Vanderbilt University (B.A., 1993) and The University of Georgia School of Law (J.D., 1996).

Mr. Armistead’s original employment agreement provides that he will hold the position of General Counsel and Corporate Secretary. His annual base salary under his employment agreement was initially set at $165,000 and is currently $172,000. Mr. Armistead is eligible to participate in the Company’s annual and long-term incentive awards program. Mr. Armistead was paid a signing bonus of $25,000 and granted 4,000 restricted shares of the Company’s common stock, of which 2,000 shares vested on January 1, 2005 and 2,000 shares will vest on January 1, 2006, contingent on his continued employment with the Company. In addition, Mr. Armistead is eligible for an enhanced life insurance benefit, short-term disability and long-term disability benefits. He also qualifies for participation in the Company’s Executive Nonqualified Excess Plan. Mr. Armistead also is eligible to participate in the standard employee group insurance and savings and retirement benefits. The above summary is qualified in its entirety by reference to Mr. Armistead’s employment agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein. In connection with his employment by the Company, Mr. Armistead also entered into a Change in Control Agreement with the Company, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 8.01 Other Events.

On May 3, 2005, the Company announced that its Board of Directors approved the extension of its stock repurchase program until April 28, 2006. Under this program, the Company is authorized, subject to certain conditions, to repurchase up to 1,000,000 shares (approximately 5.3%) of the Company’s outstanding common stock from time to time through April 28, 2006 in open market and privately negotiated transactions.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Ex. No.	Description

10.1	Change in Control Agreement

10.2	Employment Agreement

99.1	Press Release dated May 3, 2005, Announcing First Quarter 2005 Results

99.2	Supplemental Information for Press Release dated May 3, 2005

99.3	Press Release dated May 3, 2005, announcing that the Board of Directors of CT Communications, Inc. approved the continuance of the stock repurchase program until April 28, 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.
(Registrant)

Date: May 3, 2005	By:	/s/ Ronald A. Marino
Ronald A. Marino Chief Accounting Officer